                                                                    EXHIBIT 5(a)


                               AIM GROWTH SERIES
               INVESTMENT MANAGEMENT AND ADMINISTRATION CONTRACT
                                    BETWEEN
                               AIM GROWTH SERIES
                                      AND
                              A I M ADVISORS, INC.

         Contract made as of May 29, 1998, between AIM Growth Series, a Delaware business trust ("Company), and A I M Advisors, Inc., a Delaware corporation (the "Adviser").

         WHEREAS the Company is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and intends to offer for public sale shares of AIM Worldwide Growth Fund, AIM International Growth Fund, AIM New Pacific Growth Fund, AIM Europe Growth Fund, AIM Japan Growth Fund, and AIM Mid Cap Growth Fund, each being a series of the Company's shares of beneficial interest; and

         WHEREAS the Company hereafter may establish additional series of its shares of beneficial interest (any such additional series, together with the series named in the paragraph immediately preceding, are collectively referred to herein as the "Funds," and singly may be referred to as a "Fund"); and

         WHEREAS the Company desires to retain Adviser as investment manager and administrator to furnish certain investment advisory, portfolio management and administration services to the Company and the Funds, and Adviser is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

 1. Appointment. The Company hereby appoints Adviser as investment manager and administrator of each Fund for the period and on the terms set forth in this Contract. Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

 2. Duties as Investment Manager.

     (a) Subject to the supervision of the Company's Board of Trustees ("Board"), Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents of the Fund. Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund, and the brokers and dealers through whom trades will be executed.

     (b) Adviser agrees that in placing orders with brokers and dealers it will attempt to obtain the best net results in terms of price and execution. Consistent with this obligation Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who sell shares of the Funds or provide the Funds or Adviser's other clients with research, analysis, advice and similar services. Adviser may pay to brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to Adviser's determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of Adviser to the Funds and its other clients and that the total commissions or spreads paid by each Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to Adviser or any affiliated person thereof except in accordance with the federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever Adviser simultaneously places orders to purchase or sell the same security on behalf of a Fund and one or more other accounts advised by Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Company recognizes that in some cases this procedure may adversely affect the results obtained for each Fund.

     (c) Adviser will oversee the maintenance of all books and records with respect to the securities transactions of the Funds, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Adviser hereby agrees that all records which it maintains for the Company are the property of the Company, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Company and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Company any records which it maintains for the Company upon request by the Company.

 3. Duties as Administrator. Adviser will administer the affairs of each Fund subject to the supervision of the Board and the following understandings:

     (a) Adviser will supervise all aspects of the operations of each Fund, including the oversight of transfer agency and custodial services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Funds.

     (b) At Adviser's expense, Adviser will provide the Company and the Funds with such corporate, administrative and clerical personnel (including officers of the Company) and services as are reasonably deemed necessary or advisable by the Board.

     (c) Adviser will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of each Fund's prospectus, statement of additional information, proxy material, tax returns and required reports with or to the Fund's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

     (d) Adviser will provide the Company and the Funds with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

 4. Further Duties. In all matters relating to the performance of this Contract, Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Company and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

 5. Delegation of Adviser's Duties as Investment Manager and Administrator. With respect to one or more of the Funds, Adviser may enter into one or more contracts ("Sub-Advisory or Sub-Administration Contract") with a sub-adviser or sub-administrator in which Adviser delegates to such sub-adviser or sub-administrator the performance of any or all of the services specified in Paragraphs 2 and 3 of this Contract, provided that: (i) each Sub-Advisory and Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all the duties and conditions to which Adviser is subject with respect to the services under Paragraphs 2, 3 and 4 of this Contract; (ii) each Sub-Advisory and Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder, and (iii) Adviser shall not enter into a Sub-Advisory or Sub-Administration Contract unless it is approved by the Board prior to implementation.

 6. Services Not Exclusive. The services furnished by Adviser hereunder are not to be deemed exclusive and Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Adviser, who may also be a Trustee, officer or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

 7. Expenses.

     (a) During the term of this Contract, each Fund will bear all expenses, not specifically assumed by Adviser, incurred in its operations and the offering of its shares.

     (b) Expenses borne by each Fund will include but not be limited to the following: (i) all direct charges relating to the purchase and sale of portfolio securities, including the cost (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Fund by Adviser under this Contract; (iii) investment consulting fees and related costs; (iv) expenses of organizing the Company and the Fund; (v) expenses of preparing filing reports and other documents with governmental and regulatory agencies; (vi) filing fees and expenses relating to the registration and qualification of the Fund's shares and the Company under federal and/or state securities laws and maintaining such registrations and qualifications;
(vii) costs incurred in connection with the issuance, sale or repurchase of the Fund's shares of beneficial interest; (viii) fees and salaries payable to the Company's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees"); (ix) all expenses incurred in connection with the Independent Trustees' services, including travel expenses;
(x) taxes (including any income or franchise taxes) and governmental fees; (xi) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Company or the Fund for violation of any law; (xiii) interest charges; (xiv) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xv) charges of custodians, transfer agents, pricing agents and other agents; (xvi) expenses of disbursing dividends and distributions; (xvii) costs of preparing share certificates; (xviii) expenses of setting in type, printing and mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports, notices and proxy materials for existing shareholders; (xix) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Company is a party and the expenses the Company may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, employees and agents) incurred by the Company or the Fund;
(xx) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xxi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xxii) the cost of investment company literature and other publications provided by the Company to its Trustees and officers; and (xxiii) costs of mailing, stationery and communications equipment.

     (c) All general expenses of the Company and joint expenses of the Funds shall be allocated among each Fund on a basis deemed fair and equitable by Adviser, subject to the Board's supervision.

     (d) Adviser will assume the cost of any compensation for services provided to the Company received by the officers of the Company and by the Trustees of the Company who are not Independent Trustees.

     (e) The payment or assumption by Adviser of any expense of the Company or any Fund that Adviser is not required by this Contract to pay or assume shall not obligate Adviser to pay or assume the same or any similar expense of the Company or any Fund on any subsequent occasion.

 8. Compensation.

     (a) For the services provided to a Fund under this Contract, the Company shall pay the Adviser an annual fee, payable monthly, based upon the average daily net assets of such Fund as forth in Appendix A attached hereto. Such compensation shall be paid solely from the assets of such Fund.

     (b) For the services provided under this Contract, each Fund as hereafter may be established will pay to Adviser a fee in an amount to be agreed upon in a written Appendix to this Contract executed by the Company on behalf of such Fund and by Adviser.

     (c) The fee shall be computed daily and paid monthly to Adviser on or before the last business day of the next succeeding calendar month.

     (d) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

 9. Limitation of Liability of Adviser and Indemnification. Adviser shall not be liable and each Fund shall indemnify Adviser and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund or the Company in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Adviser in the performance by Adviser of its duties or from reckless disregard by Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of Adviser, who may be or become an officer, Trustee, employee or agent of the Company shall be deemed, when rendering services to a Fund or the Company or acting with respect to any business of a Fund or the Company, to be rendering such service to or acting solely for the Fund or the Company and not as an officer, partner, employee, or agent or one under the control or direction of Adviser even though paid by it.

 10. Duration and Termination.

     (a) This Contract shall become effective upon the date hereabove written, provided that this Contract shall not take effect with respect to any Fund unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Fund's outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, with respect to each Fund this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of that Fund.

    (c) Notwithstanding the foregoing, with respect to any Fund this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to Adviser or by Adviser at any time, without the payment of any penalty, on sixty days' written notice to the Company. Termination of this Contract with respect to one Fund shall not affect the continued effectiveness of this Contract with respect to any other Fund. This Contract will automatically terminate in the event of its assignment.

 11. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Fund's outstanding voting securities, when required by the 1940 Act.

 12. Governing Law. This Contract shall be construed in accordance with the laws of the State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

 13. License Agreement. The Company shall have the non-exclusive right to use the name "AIM" to designate any current or future series of shares only so long as A I M Advisors, Inc. serves as investment manager or adviser to the Company with respect to such series of shares.

 14. Limitation of Shareholder Liability. It is expressly agreed that the obligations of the Company hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Company personally, but shall only bind the assets and property of the Funds, as provided in the Company's Agreement and Declaration of Trust. The execution and delivery of this Contract have been authorized by the Trustees of the Company and shareholders of the Funds, and this Contract has been executed and delivered by an authorized officer of the Company acting as such; neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Company's Agreement and Declaration of Trust.

 15. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms

"majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


Attest:                                    AIM GROWTH SERIES

By:/s/ MICHAEL A. SILVER                   By:/s/ HELGE K. LEE
   -----------------------------              -----------------------------
Name:  Michael A. Silver                   Name:  Helge K. Lee
Title: Assistant Secretary                 Title: Vice President
                                                   and Secretary

Attest:                                    A I M ADVISORS, INC.

By:/s/ KATHLEEN J. PFLUEGER                By: /s/ CAROL F. RELIHAN
   -----------------------------               ----------------------------
Name:  Kathleen J. Pflueger                Name:  Carol F. Relihan
Title: Assistant Secretary                 Title: Senior Vice President

                                   APPENDIX A
                                       TO
               INVESTMENT MANAGEMENT AND ADMINISTRATION CONTRACT
                                       OF
                               AIM GROWTH SERIES

         The Company shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered and all facilities furnished hereunder, a management fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

    AIM EUROPE GROWTH FUND, AIM INTERNATIONAL GROWTH FUND, AIM JAPAN GROWTH
          FUND, AIM NEW PACIFIC GROWTH FUND, AIM WORLDWIDE GROWTH FUND


NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $ 500 million........................................                .975%
Next $ 500 million.........................................                 .95%
Next $ 500 million.........................................                .925%
On amounts thereafter......................................                 .90%


                    AIM MID CAP GROWTH FUND


NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $ 500 million........................................                .725%
Next $ 500 million.........................................                 .70%
Next $ 500 million.........................................                .675%
On amounts thereafter......................................                 .65%
